UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/19/2013

Interline Brands, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32380

Delaware	03-0542659
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

701 San Marco Boulevard
Jacksonville, Florida 32207

(Address of principal executive offices, including zip code)

904-421-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2013, Interline Brands, Inc., a Delaware corporation (the "Company"), issued a press release announcing that David C. Serrano has been appointed as Interim Chief Financial Officer of the Company effective on that date. The Company also announced that John A. Ebner has resigned from his position as Chief Financial Officer of the Company, effective March 19, 2013, to pursue new professional opportunities that allow him to be closer to his family.

Prior to being appointed Interim Chief Financial Officer, Mr. Serrano, age 49, has served as Chief Accounting Officer of the Company and Interline Brands, Inc., a New Jersey corporation, the Company's wholly-owned subsidiary ("Interline New Jersey"), since May 2010 and as Corporate Controller of the Company and Interline New Jersey since August 2001. Mr. Serrano previously served as Vice President of Finance of the Company and Interline New Jersey from September 2005 to May 2010, and as Divisional Controller of Interline New Jersey from September 2000 to August 2001. Prior to joining the Company, Mr. Serrano served as Corporate Controller of Barnett, Inc., one of our corporate predecessors, from 1990 to 2000, and as Assistant Controller of U.S. Lock Corporation, another one of our predecessor companies, from 1988 to 1990.

In connection with Mr. Serrano's appointment as Interim Chief Financial Officer, the Compensation Committee of our Board approved an increase in Mr. Serrano's annual base salary to $350,000 and an increase in his target annual bonus to 50% of his base salary, with such adjustments to continue until a permanent chief financial officer is appointed.

There are no arrangements or understandings between Mr. Serrano and any other person pursuant to which he was selected as an officer. Mr. Serrano does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Serrano has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release of Interline Brands, Inc., dated March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interline Brands, Inc.

Date: March 21, 2013	By:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release of Interline Brands, Inc., dated March 19, 2013